Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ford Motor Credit Company LLC Registration Statement Nos. 333-276916 and 333-285084 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC of our report dated February 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 10, 2026